AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 24th day of May, 2016, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended (the "Agreement"), is entered by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Hodges Funds and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the list of funds of the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement on behalf of the series; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit H is hereby superseded and replaced with Amended
Exhibit H attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy

Name: Elaine E. Richards	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit H to the Professionally Managed Portfolios
 Transfer Agent Servicing Agreement

Name of Series
Hodges Fund
Hodges Small Cap Fund
Hodges Blue Chip Equity Income Fund
Hodges Pure Contrarian Fund
Hodges Small Intrinsic Value Fund
Hodges Small-Mid Cap Fund

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE EFFECTIVE: May 1, 2016

Shareholder Account Fee (Subject to Minimum)
♦	No-Load	$[ ]/account
♦	Load Fund	$[ ]/account
♦	NSCC Level 3	$[ ]/account
♦	Daily Accrual Fund	$[ ]/account
♦	Closed Account	$[ ]/account

Annual Minimum:  $[  ] per CUSIP

Activity Charges
Manual Shareholder Transaction       $[  ]/transaction
Omnibus Account Transaction          $[  ]/transaction
Correspondence                                    $[  ]/item
Telephone Calls                                    $[  ]/minute
Voice Response Calls                           $[  ]/call

System Charges
1.  NSCC System Interface
♦	Setup $[ ] /fund group
♦	Annual $[ ] /fund/year
2.  Voice Response Services            $[  ] per call/$[  ] minimum
3.  Asset Allocation Services          $[  ] /account group/year
4.  12b-1 Aging                                  $[  ] /account/year
5. CUSIP Setup beyond initial CUSIP Expedited CUSIP Setup	$[ ] per CUSIP $[ ] per CUSIP (less than [ ]-day standard lead time)

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, mutual fund profile II services, dealer/fund merger events, NAV reprocessing and additional services mutually agreed upon.

Amended Exhibit H (continued) to the Professionally Managed Portfolios
Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE (continued) EFFECTIVE: May 1, 2016

Service Charges to Investors
Qualified Plan Fees (Billed to Investors)
♦	$[ ] /qualified plan acct (Cap at $[ ]/SSN)
♦	$[ ] /education IRA acct (Cap at $[ ]/SSN)
♦	$[ ] /transfer to successor trustee
♦	$[ ] /participant distribution (Excluding SWPs)
♦	$[ ] /refund of excess contribution

Additional Shareholder Fees (Billed to Investors)
♦	$[ ]/outgoing wire transfer
♦	$[ ]/overnight delivery
♦	$[ ]/telephone exchange
♦	$[ ]/return check or ACH
♦	$[ ]/stop payment
♦	$[ ] /research request (For items prior to the second calendar year to the request or before) (Cap at $[ ])

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the   month in which such account is closed. The monthly fee for a closed account shall be charged in the month following    the month during which such account is closed

Advisor’s signature below acknowledges approval of the Transfer Agent fee schedule on this Amended Exhibit H

HODGES CAPITAL MANAGEMENT, INC.

By: /s/ Craig Hodges

Name: Craig Hodges

Title: CIO                                                                                    Date:July 12, 2016